Exhibit (p)(2)

PURCHASE AGREEMENT FOR

COMMON STOCK

OF

ALTMORE BDC, INC.

The undersigned, Altmore Capital Investment Management, LLC, hereby subscribes for 100 shares of common stock, par value $0.01 per share (the “Common Stock”), of Altmore BDC, Inc., a Maryland corporation (the “Company”) for the purchase price of $20.00 per share of Common Stock.

Dated: January 12, 2022

Altmore Capital
Investment Management, LLC

By:	/s/ Hyung-Jin Patrick Kim
	Name:	Hyung-Jin Patrick Kim
	Title:	Manager

ACCEPTED:

ALTMORE BDC, INC.

By:	/s/ Hyung-Jin Patrick Kim
	Name:	Hyung-Jin Patrick Kim
	Title:	President